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                                                                   EXHIBIT 10.22

                            SECURED PROMISSORY NOTE
                            -----------------------



$2,000,000                                                     December 18, 1998


          FOR VALUE RECEIVED, the undersigned, Jeffrey Weiss, an individual whose primary residence is at 1436 Lancaster Avenue, Berwyn, Pennsylvania ("Maker"), hereby promises to pay to the order of Dollar Financial Group, Inc., a New York corporation ("Payee"; Payee and any subsequent holder(s) hereof are hereinafter referred to collectively as "Holder"), at such place as Holder may designate to Maker in writing from time to time, in lawful money of the United States, the principal sum of Two Million Dollars ($2,000,000).

          The outstanding principal balance hereof shall be due and payable in full on December 18, 2004 (the "Maturity Date"), subject to acceleration as provided below.

          The indebtedness and other obligations evidenced by this Note are secured by the collateral set forth in the Pledge Agreement, dated as of the date hereof, by and between Maker and Payee (the "Pledge Agreement"). Except for rights against the Pledged Collateral as set forth in the Pledge Agreement, the indebtedness and other obligations evidenced by this Note are non-recourse to Maker personally.

          This Note may be prepaid, in whole or in part, by the Maker, at any time and from time to time, without penalty.

          Time is of the essence of this Note. It is hereby expressly agreed that, subject to the other provisions of this Note, in the event that an Acceleration Event (as hereinafter defined) occurs and is continuing, the entire outstanding principal balance of the indebtedness evidenced hereby shall, at the option of Holder and upon notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated Maturity Date.

          "Acceleration Event" means each and all of the following: (a) Maker defaults in any obligation provided in this Note, which default remains uncured for ten (10) days following the giving of notice to Maker by Holder specifying such default in reasonable detail; (b) Maker defaults in any obligation provided in the Pledge Agreement, which default remains uncured following the giving of any applicable notice and cure period as set forth in the Pledge Agreement; (c) other than in a manner as described in Section 2.8.3(i) of that certain Amended and Restated Stockholders Agreement, dated the date hereof, by and among DFG Holdings, Inc. ("Holdings"), Maker and certain other stockholders of Holdings parties thereto, Maker sells or otherwise transfers the collateral securing or otherwise relating to the indebtedness evidenced hereby, whether or not such sale or other transfer is permitted by the terms of any stockholders or other agreements to which Maker and Holdings and/or Payee, are or may become parties;
(d) Maker defaults in any obligation provided in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice or cure provisions set forth therein); (e) Maker files a bankruptcy petition, a bankruptcy
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petition is filed against Maker (and such petition remains undischarged for 60 days thereafter), Maker makes a general assignment for the benefit of creditors or Maker admits in writing its inability to pay its obligations as they become due; (f) a receiver or similar official is appointed for any of Maker's assets or business; or (g) Maker's employment with Payee (including any successor entity) is terminated, or Maker dies or becomes disabled; provided, however, in
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the event of a termination of Maker by Holdings or Payee not for cause (as such term is defined in Maker's employment agreement with Payee, if any) or the death or disability of Maker, such Acceleration Event shall be reasonably held in abeyance (not to exceed 150 days) if Maker or his legal representative requires such additional 150 days to liquidate the collateral subject to the Pledge Agreement in order to repay the indebtedness under this Note.

          In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker agrees to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

          Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto, if any. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder or other indulgences granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of time for payment of the indebtedness evidenced hereby made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          Upon the occurrence of any Acceleration Event as set forth herein, at the option of Holder and upon notice to Maker, the entire outstanding principal balance shall bear interest thereafter until paid at an annual rate equal to the lesser of (i) ten percent (10%) or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"). No other interest will be payable in respect of the indebtedness as evidenced hereby.

          All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate. This provision shall control every other provision in any and all other

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agreements and instruments existing or hereafter arising between Maker and
Holder with respect to the indebtedness evidenced hereby.

          As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

          Maker may not assign any of his rights or obligations under this Note without the express prior written consent of Holder. Holder may assign this Note or any of the rights and obligations herein at its sole discretion.

          This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the Commonwealth of Pennsylvania.



                               MAKER:
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                               ______________________
                               Jeffrey Weiss

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